Exhibit 99.1

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED/COMBINED FINANCIAL DATA

Introduction

Summary Historical and Unaudited Pro Forma Financial Information

We are providing the following historical and unaudited pro forma financial information to aid you in your analysis of the financial aspects of our merger with MemberHealth and the related financing transactions. This information is only a summary and you should read it in conjunction with the historical financial statements and other financial information contained in our most recent annual and quarterly reports filed with the SEC and the historical financial information  for MemberHealth.

The following unaudited financial information has been restated as of March 31, 2007 and for the three months ended March 31, 2007 to correct the accounting for MemberHealth’s Medicare Part D premium revenue. Part D premium revenue is subject to risk corridor adjustments, which permit Prescription Drug Plans (PDPs) and the Centers for Medicare & Medicaid Services (CMS) to share the risk associated with the ultimate costs of the Part D benefit. The risk corridor adjustments may be positive or negative based upon the application of risk corridors that compare a plan’s actual prescription drug costs to their targeted costs, as reflected in their bids (“target amount”). Variances exceeding, or below, certain thresholds may result in CMS making additional payments to us or requiring us to refund to CMS a portion of the payments we received. Actual prescription drug costs subject to risk sharing with CMS are limited to the costs that are, or would have been, incurred under the CMS defined “standard” benefit plan. As a result of an error in the accounting for the risk corridor adjustment, the accompanying unaudited financial information has been restated resulting in a decrease in total revenues of  $30,963,000, an increase in pre-tax loss from continuing operations of $26,427,000 and a decrease in diluted earnings per share of $0.23.

MemberHealth’s Financial Data

The table below provides selected financial data and other operating information as of and for the three months ended March 31, 2007. MemberHealth derived the selected financial data for the three month period ended March 31, 2007 and as of March 31, 2007 from their unaudited financial statements. MemberHealth prepared their unaudited financial statements on the same basis as their audited financial statements and included all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial data. The following data, other than statutory data, has been prepared in conformity with GAAP. Results for the three months ended March 31, 2007 are not necessarily indicative of the results that may be expected for the full fiscal year. You should read this selected financial data together with MemberHealth’s financial statements and the notes to those financial statements.

Three Months Ended
March 31, 2007
Unaudited
(Restated)
(Thousands)
Income Statement Data:
Revenues	$464,924
Claims Expense	456,722

Gross Profit	8,202
Operating expenses:
General and administrative expenses	30,049
Selling expenses	5,377

Total operating expenses	35,426

Operating loss	(27,224)
Other expense :
Interest expense	725

Total other expense	725

Loss before income tax provision	(27,949)
Income tax benefit	(11,023)

Net loss	$(16,926)

As of March 31, 2007
Unaudited
(Restated)
(Thousands)
Balance Sheet Data:
Total cash and investments	$315,870
Total assets	731,183
Claims payable	313,937
Shareholders’ equity	38,534

CONSOLIDATED PRO FORMA FINANCIAL INFORMATION OF UNIVERSAL AMERICAN

(UNAUDITED)

The Universal American Corp. Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2007 and the year ended December 31, 2006 present results for Universal American as if the acquisition and the financing of the acquisition had been consummated as of January 1, 2006. The Universal American Corp. Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007 gives effect to the merger with MemberHealth and the related financing transactions as if they had occurred on the balance sheet date, March 31, 2007. The unaudited pro forma financial information has been derived from and should be read in conjunction with the Notes to Unaudited Pro Forma Financial Information that follow, as well as the historical Consolidated Financial Statements and Notes of Universal American as of and for the year ended December 31, 2006, as filed with the United States Securities and Exchange Commission and the historical Consolidated Financial Statements and Notes of MemberHealth as of and for the year ended December 31, 2006.

The unaudited consolidated pro forma combined financial information reflects management’s best estimate based upon currently available information. The pro forma adjustments and combined amounts are provided for informational purposes only, and if the merger with MemberHealth is consummated, Universal American’s consolidated financial statements will reflect the effects of the acquisition only from the date the transaction occurs. The pro forma adjustments are applied to the historical financial statements of Universal American and MemberHealth to account for the merger with MemberHealth under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141 “Business Combinations”. Under this method of accounting, the total purchase cost will be allocated to MemberHealth, Inc.’s assets and liabilities based on their relative fair values. These allocations are subject to valuations as of the date of the acquisition based upon appraisals and other information available at that time. Management has provided its best estimate of the likely fair values of assets and liabilities for the purpose of these pro forma financial statements; management cannot predict the potential adjustments resulting from actual final purchase assumptions which could result in differences from these pro forma estimates. Such assumptions cannot be determined with certainty until the merger with MemberHealth has been consummated. SFAS No. 141 allows a period of up to one year to complete the purchase accounting allocations for business combinations. Management believes it will complete this accounting within this time, with the exception of possible performance-based purchase price adjustments that are tied to operating results for each of the three years ended December 31, 2008, 2009 and 2010.

The unaudited consolidated pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred had the acquisition been consummated on the dates assumed, nor is the pro forma information intended to be indicative of Universal American’s future results of operations.

The following unaudited financial information has been restated as of March 31, 2007 and for the three months ended March 31, 2007 to correct the accounting for MemberHealth’s Medicare Part D premium revenue. Part D premium revenue is subject to risk corridor adjustments, which permit Prescription Drug Plans (PDPs) and the Centers for Medicare & Medicaid Services (CMS) to share the risk associated with the ultimate costs of the Part D benefit. The risk corridor adjustments may be positive or negative based upon the application of risk corridors that compare a plan’s actual prescription drug costs to their targeted costs, as reflected in their bids (“target amount”). Variances exceeding, or below, certain thresholds may result in CMS making additional payments to us or requiring us to refund to CMS a portion of the payments we received. Actual prescription drug costs subject to risk sharing with CMS are limited to the costs that are, or would have been, incurred under the CMS defined “standard” benefit plan. As a result of an error in the accounting for the risk corridor adjustment, the accompanying unaudited financial information has been restated resulting in a decrease in total revenues of  $30,963,000, an increase in pre-tax loss from continuing operations of $26,427,000 and a decrease in diluted earnings per share of $0.23.

Universal American Corp.

Pro-Forma Condensed Consolidated Statement of Operations

Three Months Ended March 31, 2007

(in thousands, per share amounts in dollars)

	Historical Financial		Pro Forma
	Statements		Adjustments
			Relating to the
			Acquisition of
			MemberHealth, Inc.
		Member	and the Related		Pro forma
	Universal	Health	Financing		Consolidated
	American	(Restated)	(Restated)		(Restated)
Revenues:
Net premium and policyholder fees earned	$587,898	$461,494	$—		$1,049,392
Net investment income	22,362	2,879	—		25,241
Fee and other income	6,255	551	—		6,806
Net realized gains on investments	1,904	—	—		1,904

Total revenues	618,419	464,924	—		1,083,343

Benefits, claims and expenses:
Policyholder benefits	505,695	456,722	—		962,417
Change in deferred acquisition costs	10,334	—	—		10,334
Amortization of present value of future profits	2,109	594	(495)	(1),(2)	2,208
Reinsurance commissions and expense allowances	(18,190)	(2,738)	2,738	(3)	(18,190)
Interest expense	3,439	725	2,787	(4),(5)	6,951
Other operating costs and expenses	122,434	37,570	1,513	(6)	161,517

Total benefits, claims and other deductions	625,821	492,873	6,543		1,125,237

Loss from continuing operations, before equity in earnings of unconsolidated subsidiary	(7,402)	(27,949)	(6,543)		(41,894)
Equity in earnings of unconsolidated subsidiary	13,203	—	—		13,203

Income (loss) from continuing operations before taxes	5,801	(27,949)	(6,543)		(28,691)
Provision for income taxes	1,440	(11,023)	(2,365	)(7)	(11,948)

Income (loss) from continuing operations	$4,361	$(16,926)	$(4,178)		$(16,743)

Earnings per common share
Basic:
Income (loss) from continuing operations	$0.07				$(0.21)

Diluted:
Income (loss) from continuing operations	$0.07				$(0.20)

Weighted average shares outstanding:
Weighted average shares outstanding	59,968		22,038		82,006
Less weighted average treasury shares	(667)		—		(667)

Basic weighted shares outstanding	59,301		22,038		81,339
Effect of dilutive securities	1,328		—		1,328

Diluted weighted shares outstanding	60,629		22,038	(8),(9)	82,667

Universal American Corp.

Pro-Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2006

(in thousands, per share amounts in dollars)

			Pro Forma
	Historical Financial		Adjustments
	Statements		Relating to the
			Acquisition of
			MemberHealth, Inc.
	Universal	Member	and the Related		Pro forma
	American	Health	Financing		consolidated
Revenues:
Net premium and policyholder fees earned	$1,197,142	$1,211,545	$—		$2,408,687
Net investment income	75,459	9,426	—		84,885
Fee and other income	27,645	19,103	—		46,748
Net realized gains on investments	4,818	—	—		4,818

Total revenues	1,305,064	1,240,074	—		2,545,138

Benefits, claims and expenses:
Policyholder benefits	937,127	969,523	—		1,906,650
Change in deferred acquisition costs	(16,684)	—	—		(16,684)
Amortization of present value of future profits	8,067	—	16,133	(2)	24,200
Reinsurance commissions and expense allowances	(74,247)	43,079	(43,079	)(3)	(74,247)
Interest expense	12,821	2,935	11,415	(4),(5)	27,171
Other operating costs and expenses	390,411	163,297	2,268	(6)	555,976

Total benefits, claims and other deductions	1,257,495	1,178,834	(13,263)		2,423,066

Income from continuing operations, before equity in earnings of unconsolidated subsidiary	47,569	61,240	13,263		122,072
Equity in earnings of unconsolidated subsidiary	46,187	—	—		46,187

Income from continuing operations before taxes	93,756	61,240	13,263		168,259
Provision for income taxes	32,610	21,690	5,446	(7)	59,746

Income from continuing operations	$61,146	$39,550	$7,817		$108,513

Earnings per common share
Basic:
Income from continuing operations	$1.04				$1.35

Diluted:
Income from continuing operations	$1.02				$1.32

Weighted average shares outstanding:
Weighted average shares outstanding	59,256		22,038		81,294
Less weighted average treasury shares	(717)		—		(717)

Basic weighted shares outstanding	58,539		22,038		80,577
Effect of dilutive securities	1,447		—		1,447

Diluted weighted shares outstanding	59,986		22,038	(8),(9)	82,024

Universal American Corp.

Pro-Forma Condensed Consolidated Balance Sheet

As of March 31, 2007

(in thousands)

	Universal	Financing- Related Adjustments	Member Health	Purchase Accounting Adjustment (Restated)	Eliminations	Pro Forma Consolidated
	American	(10)	(Restated)	(11)	(12)	(Restated)
ASSETS
Total investments	$1,180,139	$639,500	$—	$—	$(639,500)	$1,180,139
Cash and cash equivalents	925,914	—	315,870	62,105	—	1,303,889
Deferred policy acquisition costs	251,377	—	—	—	—	251,377
Amounts due from reinsurers	312,105	—	—	—	—	312,105
Present value of future profits and other amortizing intangible assets	62,007	—	8,906	152,094	—	223,007
Goodwill and other indefinite lived intangible assets	79,648	—	—	466,263	—	545,911
Other Part D receivables	78,259	—	218,533	—	—	296,792
Other assets	254,559	3,045	55,091	—	—	312,695

Total assts	$3,144,008	$642,545	$598,400	$680,462	$(639,500)	$4,425,915

LIABILITIES AND STOCKHOLDERS’ EQUITY
Policyholder related liabilities	$1,524,159	$—	$313,937	$—	$—	$1,838,096
Premiums received in advance	210,804	—	238,708	—	—	449,512
Loan payable	139,250	210,750	—	—	—	350,000
Other long term debt	125,000	—	—	—	—	125,000
Deferred income tax liability	17,223	(505)	(17,989)	44,496	—	43,225
CMS contract deposit liabilities	209,188	—	(114,794)	—	—	94,394
Other Part D liabilities	107,417	—	57,657	—	—	165,074
Other liabilities	177,526	—	82,347	35,000	—	294,873

Total Liabilities	2,510,567	210,245	559,866	79,496	—	3,360,174

Preferred Stock—Class A	—	—	—	—	—	—

Preferred Stock—Class B	—	79	—	—	—	79

Common Stock	601	142	1	—	(1)	743

Total stockholders’ equity	633,441	432,300	38,534	600,966	(639,500)	1,065,741

Total liabilities and stockholders’ equity	$3,144,008	$642,545	$598,400	$680,462	$(639,500)	$4,425,915

Notes to Unaudited Consolidated Pro Forma Financial Information

Universal American has entered into a merger agreement with MHRx LLC and MemberHealth, Inc. The merger agreement requires Universal American to pay initial consideration of $346,500 in cash and issue 14.175 million shares of common stock. The purchase price may be adjusted to reflect certain performance-based consideration and certain other adjustments. The purchase price was determined based upon many factors, including:

• The capital base of MemberHealth, Inc.;

• The historical and estimated future GAAP earnings of MemberHealth, Inc.;

• The status of the customer base and provider network at the time of negotiating the transaction; and

• The anticipated rate of return on the investment.

 Adjustments to the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and the quarter ended March 31, 2007, to give effect to the merger with MemberHealth, Inc. as of January 1, 2006 are summarized below:

(1)            The amortization of acquisition costs related to MemberHealth’s acquisition of a customer list from QCC/AmeriHealth effective January 1, 2007 ($594) was eliminated.

(2)            The amortization of purchased intangible assets is amortized straight line over the weighted average life of the assets acquired (9 years for trademarks, 10 years for customer contracts and 15 years for licenses). Total pro-forma amortization was $16,133 for the year ended December 31, 2006 and $99 for the quarter ended March 31, 2007.

(3)            The change in amounts retained by the reinsurer in connection with MemberHealth’s treaty with a multi-national reinsurer were eliminated, as management intends to cancel this contract. This amounts to $43,079 for the year ended December 31, 2006 and ($2,738) for the quarter ended March 31, 2007.

(4)            Interest expense was recorded to reflect the incremental additional interest incurred in connection with the refinancing of Universal American’s existing Loan Payable ($139,250) with a new term loan ($350,000) at a lower interest rate (LIBOR plus 62.5 bps). The incremental additional interest expense was $13,959 for the year ended December 31, 2006 and $3,353 for the quarter ended March 31, 2007.

(5)            The letter of credit fees paid by MemberHealth in connection with a reinsurance contract (see note (3)) were eliminated, as management intends to cancel this contract. This amounts to $2,544 for the year ended December 31, 2006 and $566 for the quarter ended March 31, 2007.

(6)            Debt financing costs were adjusted to reflect the cancellation of the existing Loan Payable and replacement with a new term loan as follows:

	2006	March 31, 2007
Write-off of remaining unamortized financing costs as of beginning of period	$2,373	$1,539
Reversal of current period amortization on retired loan	(834)	(209)
Amortization on new loan	729	183

	$2,268	$1,513

(7)            Income taxes were adjusted at a rate of 38% for MemberHealth transactions and 35.5% for Universal American transactions to reflect the effect on taxes of notes (1) through (6).

(8)            Basic and diluted weighted average numbers of common shares outstanding at March 31, 2007 were adjusted to reflect the issuance of 14,175,000 shares of Common Stock, as if they were issued on January 1, 2006 and outstanding for the entire year. Basic and diluted weighted average number of common shares outstanding at March 31, 2007 were also adjusted to reflect the issuance of 78,631 shares of Series B Preferred Stock (7,863,081 common stock equivalent shares) in connection with this merger, as if they were issued on January 1, 2006 and outstanding for the entire year. Note that a total of 125,000 shares of Series B Preferred Stock (12,500,000 common stock equivalent shares) will be issued at closing, however, of the $250,000 raised from the sale of the 125,000 shares, $92,738 (i.e., the amount of funds raised from the issuance of 46,379 of such 125,000 shares) will be used for operating capital for Universal American, and such additional operating capital will be required regardless of the proposed merger. As a result, the effects of the issuance of 46,369 of the 125,000 shares to be issued are excluded from the pro forma financial statements. Had this activity been included, both basic and diluted loss per share would have been reduced by $0.01 for the quarter ended March 31, 2007, and both basic and diluted earnings per share would have been reduced by $0.07 for the year ended December 31, 2006.

(9)            On May 15, 2007, Universal American issued 30,473 shares of Series A Preferred Stock and 19,527 shares of Series B Preferred Stock (5,000,000 common stock equivalent shares, in aggregate), raising $100,000. Net proceeds, after expenses were $95,373. This transaction was conducted to raise operating capital for Universal American and the capital raised in this transaction was needed regardless of the proposed merger. As a result, this transaction is excluded from the pro forma financial statements. Had this activity been included, both basic and diluted loss per share would have been reduced by $0.01 for the quarter ended March 31, 2007, and both basic and diluted earnings per share would have been reduced by $0.08 for the year ended December 31, 2006.

Adjustments to the unaudited pro forma condensed consolidated balance sheet to give effect to the merger with MemberHealth, Inc. as of March 31, 2007 are summarized below:

(10)     The financing of this merger consists of the following:

Issuance of Series B Preferred Stock	$157,262
Issuance of common stock	283,500
Term loan	350,000

Total sources of financing	$790,762

Acquisition of MemberHealth—cash	$346,500
Acquisition of MemberHealth—common stock	283,500

Total purchase proceeds	630,000
Retirement of Universal American’s outstanding loan	139,250
Expenses—issuance of equity	7,637
Expenses—debt financing	4,375
Merger transaction fees	9,500

Total uses of financing	$790,762

In addition to the financing described above, on May 15, 2007, Universal American raised $100,000 to fund operating capital needs through the issuance of 30,473 shares of Series A Preferred Stock and 19,527 Shares of Series B Preferred Stock, as further described in note (9). Also, at the same time as the closing of the merger, Universal American plans to raise an additional $92,738 through the issuance of 46,369 shares of Series B Preferred Stock, as further described in note (8).

A pro forma adjustment was recorded to capitalize the $4,375 of debt financing costs, which will be amortized over the term of the loan, 72 months. An additional pro forma adjustment was made to write off the remaining balance of unamortized debt issuance costs from the retired loan, in the amount of $1,330, net of deferred taxes of $505.

The components of the pro forma adjustment to total stockholders’ equity are as follows:

Issuance of common stock in connection with merger	$283,500
Issuance of Series B Preferred Stock	157,262
Series B Preferred Stock issuance costs	(7,637)

Net proceeds from the issuance of preferred stock	149,625
Write off of unamortized financing costs on retired loan	(825)

Total adjustment to stockholders’ equity	$432,300

(11)  The following table reflects the adjustments made to the acquired business equity of MemberHealth, Inc. as of March 31, 2007:

Net Asset Value Acquired	$38,534

Increase /(Decrease) in net asset value to reflect estimated fair value:
Elimination of historical amortizing intangible asset (Note 11a)	(8,906)
Record estimated liability to cancel treaty with reinsurer (Note 11b)	(25,000)
Record estimated liability to extend certain contracts (Note 11c)	(10,000)
Rollforward of earnings (Note 11d)	62,105
Record acquired identified amortizing intangible assets	161,000
Deferred tax effects of adjustments	(44,496)

Total fair value adjustments	134,703

Estimated fair value of net assets acquired	173,237
Purchase Price	639,500

Excess of purchase price over estimated fair value of net assets acquired (goodwill) (see Note (13))	$466,263

(a)       Unamortized acquisition costs related to MemberHealth’s acquisition of a customer list from QCC/AmeriHealth were eliminated.

(b)       Estimated costs to terminate MemberHealth’s treaty with a multi-national reinsurer, as management intends to cancel this contract.

(c)        Estimated costs to extend certain MemberHealth contracts through 2015.

(d)       Adjustment to reflect expected earnings of MemberHealth from the date of the pro forma balance sheet (March 31, 2007) to the estimated closing date (September 30, 2007).

(12)  Entry to eliminate the investment in MemberHealth in consolidated results.

(13)  The pro forma information presents a preliminary allocation of the purchase price that will be finalized when the purchase accounting work is completed. It is not possible to fully estimate claims and other experience. Such assumptions cannot be determined with certainty until the merger with MemberHealth has been consummated. SFAS No. 141 allows a period of up to one year to complete the purchase accounting allocations for business combinations. Management believes it will complete this accounting within this time, with the exception of possible performance-based purchase price adjustments that are tied to operating results for each of the three years ended December 31, 2008, 2009 and 2010.

Management has provided its best estimate of the likely fair value of assets and liabilities for the purpose of these pro forma financial statements; management cannot predict the potential adjustments resulting from actual final purchase assumptions which could result in differences from these pro forma estimates.